Exhibit 99.1

JFrog Announces CFO Transition

Company Appoints Ed Grabscheid as new CFO, Jacob Shulman to depart as CFO at Fiscal Year-End.

Company Reiterates Third Quarter and Fiscal 2023 Outlook

Sunnyvale, Calif. – September 28, 2023 — JFrog Ltd. (“JFrog”) (NASDAQ: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced the promotion of Ed Grabscheid to the position of Chief Financial Officer, effective January 1, 2024. Joining the leadership team, Mr. Grabscheid will succeed CFO Jacob Shulman, who is leaving JFrog to pursue another opportunity and may remain in an advisory role.

“I’m thrilled to welcome Ed as our new CFO. He is a seasoned finance leader who has been integral to the execution of our long-term growth strategy,” said Shlomi Ben Haim, Co-Founder and CEO, JFrog. “Ed’s extensive financial experience and valuable knowledge of our company, coupled with his leadership experience as a former CFO, I have no doubt he’ll continue to be successful while ensuring JFrog continues to execute on our business strategy to deliver long term value to shareholders.”

“I want to thank Jacob Shulman for his partnership and strong leadership which has played a central role during significant periods in the company’s journey,” added JFrog Co-founder and CEO, Shlomi Ben Haim. “Through his guidance, we have built a talented and experienced finance team that will continue to deliver on our key business priorities. We wish him continued success in his future endeavors.”

Ed Grabscheid has more than 25 years of financial experience with a proven track record for leading organizations in global finance and strategy, accounting, corporate reporting, and forecasting. He joined JFrog in 2019 and currently serves as JFrog’s Vice President of Finance and played an integral role during our IPO and the track record we established as a public company. Grabscheid previously worked as CFO at Atlona, a leading global manufacturer of AV over IP distribution, connectivity, and control solutions, and also served in various finance and accounting roles at ServiceMax, Intermolecular and Cisco.

“JFrog continues to be prioritized as critical infrastructure for developers in thousands of global enterprises, and I have had the privilege to contribute to the significant growth the company has achieved over the past four years,” said Ed Grabscheid. “I would like to thank Jacob for his ongoing support and mentorship during these years. I’m excited to join Shlomi and the leadership team to continue to build upon the strong financial and operational foundation and deliver meaningful shareholder value.”

JFrog reiterates its financial guidance for the third quarter and full fiscal year 2023, as provided in a press release issued on August 2, 2023.

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About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to create a world of software delivered without friction from developer to device. Driven by a “Liquid Software” vision, the JFrog Software Supply Chain Platform is a single system of record that powers organizations to build, manage, and distribute software quickly and securely, ensuring it is available, traceable, and tamper-proof. The integrated security features also help identify, protect, and remediate against threats and vulnerabilities. JFrog’s hybrid, universal, multi-cloud platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and 7K+ customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Once you leap forward, you won’t go back! Learn more at jfrog.com and follow us on Twitter: @jfrog.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the third quarter and for the full year of 2023, our ability to execute on our strategy and our business priorities, potential future value created for shareholders, and our expectations regarding the mission-critical nature of our products to our customers’ infrastructure. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers; our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions, into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2022, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

Media Contact:

Siobhan Lyons, Sr. MarComm Manager, JFrog, siobhanL@jfrog.com

Investor Contact:

Jeff Schreiner, VP of Investor Relations, jeffS@jfrog.com